EXHIBIT 11

                  SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE



                             YEAR ENDED DECEMBER 31,

                                                        1996                 1995                 1994
                                                    ------------         ------------         ------------

NET INCOME......................................... $31,143,000          $21,304,000          $34,443,000

EARNINGS PER COMMON SHARE.......................... $1.76                $1.22                $2.20
                                                    =====                =====                =====

Weighted Average Number
of Common Shares................................... 17,726,000           17,414,000           15,678,000

                                                                         ********************
PRIMARY EARNINGS
PER COMMON AND COMMON
SHARE EQUIVALENTS.................................. $1.73                $1.20                $2.15
                                                    =====                =====                =====


Weighted Average Number
of Common and Common
equivalent shares.................................. 18,169,000           17,788,000           15,984,000

                                                                         ********************
FULLY DILUTED PRIMARY EARNINGS
PER COMMON AND COMMON
SHARE EQUIVALENTS.................................. $1.73                $1.19                $2.15
                                                    =====                =====                =====

Weighted Average Number of
Common and Common equivalent shares
assuming full dilution............................. 18,169,000           17,861,000           16,026,000



Note: Common Equivalent Shares represent the incremental effect of outstanding stock options and stock appreciation rights.